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                                                                    EXHIBIT 10.6



               Form Of Extended Parts Warranty Agreement Terms And
              Conditions Between The Registrant And Its Customers

                              THERMWOOD CORPORATION
                          TERMS AND CONDITIONS OF SALES

The following terms and conditions shall apply to the offer for sale set forth on the attached Quotation.

      1. Payment. The Purchaser shall pay the Purchase Price for the Products set forth in the Quotation. Purchasers with approved credit shall pay according to the following schedule. Machinery and other equipment:

         30% with Purchase Order
         40% due one week prior to ship
         30% within thirty (30) days of date of invoice

Software products and services:

         100% with Purchase Order

      Payment for customized equipment and for Purchasers whose credit has not been approved shall be as set forth in the attached Quotation.

      The Purchase Price shown on the Quotation does not include applicable taxes or other levies resulting from this transaction. All taxes and other levies resulting from this transaction (except for taxes on income to Thermwood), including but not limited to advalorem, property, sale, use or other taxes which may be payable or collectable now or in the future by Thermwood as a result of the sale, delivery, installation, use or maintenance of the Products shall be invoiced to and paid by the Purchaser upon presentation of documentation by Thermwood.

      2. Delivery. All Products are sold F.O.B. Thermwood's plant facilities, Dale, Indiana U.S.A. Purchaser shall be responsible for and shall pay the cost of rigging and delivery and insurance of the Products from the F.O.B. point of the installation or user site. If requested, Thermwood will arrange for delivery of the products to the installation or use side and the Purchase shall be invoiced for the cost thereof. Delivery dates are estimates only and Thermwood shall not be responsible for delays for delivering the Product. In the event the
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delivery date of the Products is delayed by the Purchaser, the Purchaser shall pay Thermwood reasonable storage charges plus interest at the highest level rate on the unpaid balance of the purchase price of the Products for each day of delay.

     3. Title. Title to Products shall pass to Purchaser upon delivery thereof F.O.B., Thermwood's plant facility, Dale, Indiana, U.S.A. Thermwood, however, shall retain a security interest in the Products until complete payment is made by the purchaser. Non-payment of the full purchase price or any other costs provided for hereunder when due shall entitle Thermwood to enter upon the premises of the Purchaser and take possession of the Products without further notice to the Purchaser and without prejudice to Thermwood's rights hereunder, Purchaser hereby consents to such repossession and shall indemnify Thermwood and hold Thermwood harmless from any and all loss, damages, costs and expenses whatsoever. Thermwood furthermore may pursue any alternative or additional and cumulative remedies provided by law.

     4. Installation and Start-up. The purchaser shall be responsible for the preparation of the installation site for the Products, the unloading and locating of the Products and the installation and availability of all required utilities. Upon purchase of the installation assistance option, Thermwood will provide authorized Personnel to supervise and/or conduct the utility connection and start-up of the products. With this option a Thermwood representative will be available for maximum of three (3) days to provide such service. Additional start-up service is available at Thermwood's quoted or published rates.

     5. Personnel Training. Purchaser shall be allowed to designate two persons to attend a regularly scheduled training class covering the Products. Such training class is conducted at the Thermwood Training Center located at Thermwood's plant facility in Dale, Indiana, U.S.A. The Purchase shall be responsible for the travel and accommodation expenses of such persons.

     6. Software License. Thermwood grants to the Purchaser the right to use any Thermwood software program (Program) provided separately or as part of a machine product on a single machine, the right to make a single copy of the Program for back-up purposes is support of the Purchaser's use of the Program on a single machine. The Purchaser shall not use, copy, modify or transfer the Program or any copy thereof, in whole or in part, except as expressly provided herein, and shall reproduce and
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include the copyright notice as set forth on the Program package on the single cop of the Program. This License also shall be terminated automatically upon a breach of any of the terms and conditions hereof. Upon termination of this License because of a breach hereof, Purchaser shall destroy the Program together with any copies thereof in any form. The License is personal to Purchaser and shall not be sub licensed, assigned or transferred.

     7. Product Alteration. In the event Purchaser shall alter or modify the Products without the approval and authorization of Thermwood first obtained in writing, the warranty provided for in Paragraph 8 hereof shall be null and void and of no effect. Furthermore, Purchaser shall indemnify Thermwood and shall hold Thermwood harmless from any and all loss, damage, costs and expenses whatsoever, including attorney's fees, arising from or in any manner connected with any injury to person or damage to property resulting from any such unauthorized alteration or modification of the products, or from the negligence or willful misconduct of the Purchaser, its employees or its representatives in the possession, operation or other use, including but not limited to the demonstration or display, of the Products.

     8. Limited Liability. Thermwood warrants that every Product shall be free from defects in material and workmanship for the time period specified in the Quotation, commencing on the date of delivery of the Product. During the warranty period, Thermwood shall furnish Purchaser with a repair or replacement part for any part proving to be defective in material or workmanship, at no charge, for installation by the purchaser. For replacement of part, other than a simple plug-in replacement, the customer may request that a Thermwood technician perform the work. During the warranty period there will be no charge for the technical labor; however, the customer is required to pay actual travel expenses. Throughout the warranty period the purchaser is responsible for returning the defective part, prepaid, to Thermwood. Thermwood shall not be responsible for any work performed, materials furnished or repairs made by others unless agreed upon by Thermwood in writing. Thermwood reserves the right to supervise or perform any repair or replacement work required to assure the proper operation of the Product under this limited warranty.

      The limited warranty shall not apply to and therefore excludes (a) parts or materials which are normally changed or replaced during the normal operation of the Product, (b) parts
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damaged by misuse, neglect or improper installation or operation and (c) service labor and expenses when no defect in material or workmanship is found.

     This limited warranty shall be null and void and of no effect if (a) after the Product has been delivered, installation and start-up is conducted in the absence of authorized Thermwood personnel, (b) routine maintenance of the Product as described in the Owner's Manual is not performed or (c) normal reasonable care is not taken in the operation of the Product. Thermwood is not exempt from its own negligence.

      There are no warranties which extend beyond the limited warranty as expressed herein. In no event shall Thermwood be liable to the purchaser or any other party for any damages including lost profits, lost savings or other incidental or consequential damages arising out of the use of or the inability to use the product even if Thermwood or any of its authorized dealers or distributors has been advised of the possibility of such damages or any claim of any other party.

      ALL OTHER WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE EXCLUDED.